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                                                                  Exhibit 10.5.3

                            HOSTED SERVICES AGREEMENT

         THIS HOSTED SERVICES AGREEMENT (the "AGREEMENT") is made the 24th day of August, 2004 by and between ASK JEEVES INTERNATIONAL, INC., a Delaware corporation, with offices at 5858 Horton Street, Emeryville, California 94608, USA ("AJI") and ASK JEEVES KABUSHIKI KAISHA (in Japanese, A.J.J. Co. Ltd. in English) (the "KK").

                                    RECITALS

         A. AJI's has granted certain rights to the technology and other intellectual property of its parent Ask Jeeves, Inc. ("ASK JEEVES") to the KK pursuant to a separate Amended and Restated Distribution and License Agreement between the parties hereto dated June 1, 2003 (the "DLA") which grants the KK the exclusive right within the Territory (as defined in the DLA) to, among others, develop, operate, provide, market and maintain the Japanese language version of Ask Jeeves' products, services, technology and content developed by or for Ask Jeeves and/or contained in the English-language version of the Ask.com web site, including without limitation, its web search engine software known as "Teoma" ("TEOMA").

         B. The KK desires AJI, on behalf of KK, to deploy, host and maintain Teoma to provide an XML feed of web responses in response to end user web search queries, and AJI is prepared to perform the necessary services in accordance with this Agreement.

         The parties therefore agree as follows:

                                    AGREEMENT

1.       DEFINITIONS.

         1.1 "FIELD OF USE" means the offering of web search services for individual consumers via a site on the World Wide Web generally accessible to the public, customized for and targeted exclusively at consumers in the Territory, and specifically excluding the provision of question answering services or software to enterprises or entities to enable them to provide question answering services to their employees, customers, consumers or other third parties.

         1.2 "CONFIDENTIAL INFORMATION" means any data or information disclosed hereunder (whether written, oral or graphical) that relates to the disclosing party's products, technology, research, development, customers or business activities, and which is confidential or proprietary to or a trade secret of the disclosing party, provided that either the information is marked or identified as confidential at the time of disclosure, or that it is reasonably apparent to the recipient that the information is confidential. Confidential Information shall not include any information, data or material which: (a) the disclosing party expressly agrees in writing is free of any non-disclosure obligations; (b) at the time of disclosure to the receiving party was known to the receiving party (as evidenced by documentation in the receiving party's possession) free of any non-disclosure obligations; (c) is independently developed by the receiving party (as evidenced by documentation in the receiving party's possession); (d) is lawfully received by the receiving party, free of any non-disclosure obligations, from a third party having the right to so furnish such Confidential Information; or (e) is or becomes generally available to the public without any breach of this Agreement or unauthorized disclosure of such Confidential Information by the receiving party. Regardless of (i) whether any Source Code or other information contained within the Updates and Documentation was known to KK or its employees, contractors or consultants before the

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       1
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Effective Date, or (ii) any components of the Updates, the Updates, the
Documentation or the Japanese Knowledge Base are labeled confidential or proprietary when delivered to KK by AJI, the Updates, the Documentation and the Japanese Knowledge Base are the Confidential Information of AJI or its licensors.

         1.3 "DOCUMENTATION" means the documentation as provided to KK by AJI under this Agreement.

         1.4 "HOSTED SERVICES" means the deployment, hosting, operation and maintenance of the Licensed Software (as defined below) to provide an XML feed of web results in response to an end user web search query initiated on the Site (as defined below).

         1.5 "INTELLECTUAL PROPERTY RIGHTS" means all current and future copyrights, database rights, patents, and other intellectual property rights, including applications and registrations with respect thereto, now known or hereafter recognized in any medium in any jurisdiction, but excluding trademarks, service marks, trade names and other product, service or KK identifiers.

         1.6 "LICENSED SOFTWARE" means the Ask Jeeves web search engine software known as "Teoma."

         1.7 "OBJECT CODE" means the fully-compiled, machine-readable version of a software program that can be executed by a computer without further compilation.

         1.8 "DLA" means that Amended and Restated Distribution and License Agreement between the parties hereto dated June 1, 2003 between the parties regarding the licensing of certain Ask Jeeves' technology to KK.

         1.9 "SITE" means a consumer oriented web site operated by the KK in Japanese permitting end users to submit web search queries in Japanese, among other services.

         1.10     "TERRITORY" has the meaning set out in the DLA.

         1.11 "UPDATES" means all modifications of the Licensed Software developed by AJI or its licensors (or any person to whom the Licensed Software is licensed or transferred for the purpose in either case of developing a natural-language based question answering service with substantially the same target audience as that of the Ask Jeeves Website, as defined in the DLA) during the term of the Agreement as part of the agreed list of Updates pursuant to
Section 4.8 below or otherwise, to correct errors, add functionality or improve performance, and any revisions of the Documentation and Japanese Knowledge Base.

         1.12 "USAGE DATA" means such data as AJI may collect (either at the request and direction of KK or otherwise) relating to the usage of (i) the Teoma web search service hosted by AJI by the KK and its end users, and/or (ii) the Hosting Hardware. [*]

         1.13     "EFFECTIVE DATE" means August 24, 2004.

         1.14 "WEB INDEXING DATA" means such data as AJI may collect relating to the documents crawled by its crawling software in operating the hosted web search service.

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.       LICENSE GRANTS TO KK.

         2.1 The licenses to the KK shall be as set forth in the DLA, except as expressly provided herein.

         2.2 PROPRIETARY NOTICES. KK will not obfuscate, remove or alter any copyright and other proprietary notices contained on or in the Updates, as delivered to KK, and all such markings shall be included on or in all copies of any substantial portion of the Updates made by KK.

         2.3 ADDITIONAL RESTRICTIONS. KK has only the license rights expressly granted under this Agreement and the DLA and whatever rights are not expressly granted in this Agreement or the License Agreement are reserved by AJI. Except as expressly permitted by applicable law, KK will not, and will not permit or encourage others to, reverse engineer, decompile, disassemble or otherwise attempt to derive the Source Code for the Licensed Software and any Updates.

3.       OBLIGATIONS OF KK.

         3.1 OPERATION OF THE SITE. The KK will operate a consumer oriented website (the "SITE") in the Territory providing, without limitation, web search services by permitting end users to enter web search queries on the Site and displaying web search results provided by AJI in response to such queries.

         3.2 ACKNOWLEDGEMENTS. The KK acknowledges its obligations in Sections 5(f) ("Development and Promotion of the Services"), 5(g)
("Synchronization with Ask.com Site"), 5(h) ("Service Levels"), 5(i) ("Compliance with Laws") and 5(j) ("Content Standards") in the DLA with respect to development, promotion and operation of the consumer web search services in the Territory.

         3.3 JAPANESE HOSTING FACILITY. The KK will purchase and maintain the hardware required for operation of a Japanese hosting facility in accordance with specifications and instructions provided by AJI. The KK will contract with a third party (which service provider shall be approved in advance in writing by AJI) for adequate collocation facilities, in accordance with specifications provided by AJI. AJI shall operate and maintain the web search software at the Japanese Hosting Facility in accordance with Section 4 below.

4.       AJI SERVICES.

         4.1 HOSTING. AJI shall deploy, host and maintain the Japanese language version of Teoma and the Hosting Hardware in accordance with the terms and conditions contained in this Agreement to provide an XML feed to the KK containing web results in response to web search queries generated by end users on the KK web site.

         4.2 AGREED MODIFICATIONS. The parties contemplate that there may be additions, deletions or other changes which may affect the deployment, hosting and maintenance terms of this Agreement time to time during the Term. Subject to Section 4.3 below, any such additions, deletions or other changes to the specifications shall be mutually agreed to by AJI and KK. Upon such mutual agreement, AJI shall alter the Services in order to accommodate the revised deployment, hosting and maintenance specifications.

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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         4.3      QUARTERLY REVIEW MEETINGS. AJI and KK will confer not less frequently than quarterly regarding the appropriate size (including hardware requirements) and capacity of the hosting server cluster, and both parties will supply all available and relevant usage data it may have. AJI will state its good faith estimate of the hardware and capacity needed for operation of the search service to the KK and its end users. AJI shall promptly provision for such hardware and capacity needs, and supply KK with a list of the hardware provisioned and the additional capacity in accordance with the Procedure for Acquisition of Additional Hardware in Section 4.9.1 below.

         4.4 DATA COLLECTED. In accordance with its performance of the Services, AJI may collect and/or possess Web Indexing Data and, subject to
Section 5.2 below, Usage Data.

         4.5 REPORTS. AJI shall provide to KK the following reporting on a monthly basis (or as otherwise agreed) in such format as may be separately agreed: [*]

         4.6 SUPPORT. AJI agrees to provide, either itself or by subcontracting to Ask Jeeves or such other entity as agreed upon by KK, the technical support described in Exhibit A attached hereto.

         4.7 UPDATES. AJI agrees to include Updates to the Licensed Software as set forth in the DLA and in this Agreement.

         4.8 PROCESS FOR APPLYING 'ASK.COM' UPDATES. AJI will update a delivery schedule every calendar quarter to indicate which Updates are expected or contemplated for the next year in accordance with Section 6(a) of the DLA. In addition, the parties agree to apply the following process to assess and localize those Updates:

                  4.8.1 Within [*] days of its release in ask.com (the "ASSESSMENT PERIOD"), AJI will assess each Update and its functionality and determine whether it requires additional development work beyond the ordinary course of development and maintenance of the base Teoma product or localization of the Update in order to operate in the Japanese language environment.

                  4.8.2 If in the opinion of AJI, development work beyond the ordinary course of development and maintenance of the base Teoma product or localization of the Update is required, the parties will agree on the development work to be performed, the timeline for such work and the fees to be paid by the KK for such work pursuant to a separate master services agreement and/or applicable statement of work in the form attached hereto as Exhibit B. AJI will then use commercially reasonable efforts to adhere to a mutually agreeable schedule and include the beyond the ordinary course Update in the Licensed Software.

                  4.8.3 Should the assessment undertaken under item 1 above establish that no modifications are necessary, AJI will localize the Update for inclusion in the Licensed Software at no additional cost to the KK. Notwithstanding anything to the contrary in the DLA, AJI, not the KK, shall have the right and obligation to localize any Updates.

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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         4.9      HOSTING HARDWARE. AJI shall procure all hosting servers and other hardware required for hosting of the U.S. portion of hosted web search services set forth in Exhibit C. AJI shall invoice the KK for the cost of all such equipment and the KK shall pay in accordance with Section 7. [*]

                  4.9.1    PROCEDURE FOR ACQUISITION OF ADDITIONAL HARDWARE:
                           With respect to any acquisition of additional hardware for either the Japanese or US Hosting Facility, the parties will use the following procedures:

                           4.9.1.1 The parties will mutually evaluate query volume and other capacity requirements for the Services.

                           4.9.1.2 Based on such capacity requirements, AJI will determine what type and quantities of hardware are required and submit a list of such items to the KK.

                           4.9.1.3 From the date of submission of the list by AJI, the KK shall have [*] business days to comment on the list and suggest changes. The parties will confer and mutually agree on the hardware to be purchased. If no comments are received from the KK within [*] days, the list will be deemed to be approved by the KK.

                           4.9.1.4 The parties will determine what hardware will be purchased by the KK for use in Japan and what hardware will be purchased by AJI for use in the United States.

                           4.9.1.5 The purchasing party will use commercially reasonable efforts to minimize the purchase prices of the required hardware and will obtain more than one quote from potential hardware suppliers.

                           4.9.1.6 The purchasing party will submit the quote of its proposed supplier. The non-purchasing party shall have [*] business days to object to the quote from the proposed supplier. In the even of such objection, the parties will confer and mutually agree with respect to the purchase of the hardware. If no objection is received within [*] business days, the purchase from the proposed supplier shall be deemed approved.

                           4.9.1.7 The purchasing party shall purchase the hardware.

                           4.9.1.8 The KK will be responsible for the cost of any equipment that is solely used is for operating the Hosted Service in the Territory. For other equipment that will be used by AJI for languages in addition to Japanese, the KK will pay AJI [*] percent of the total cost (including all applicable taxes).

4.10 COLLOCATION. AJI shall locate the Hosting Hardware in a collocation facility in the United States ("US FACILITY") selected at AJI's discretion; provided however that, as a condition to payment of any collocation fees, KK shall have the right to review and approve of the applicable collocation agreement. Subject to such prior approval and the subsequent receipt of a fully executed version of the applicable collocation agreement by KK, AJI shall invoice the KK for the cost of such collocation services.

                  4.10.1 AJI shall be responsible for the operation and maintenance of any and all equipment which shall be controlled by AJI and the rack which contains such equipment and the applicable software and the maintenance of the operation of the US Facility; and

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  4.10.2 AJI shall be responsible for any and all liabilities and obligations to third parties arising from the installation, control, and maintenance of the US Facility.

         4.11 SERVICE LEVEL. The operation service to be provided by AJ to KK under this Agreement shall be maintained at a level which is consistent with the level provided in SLA attached hereto as Exhibit A.

         4.12 EMPLOYEE RESOURCES. AJI shall initially assign employees representing the equivalent of a minimum of [*] full-time employees dedicated to performing the Hosted Services hereunder, but will consist of some number of employees working on the Hosting Services and other projects that may not be KK-related. The initial employees working on the Hosting Services will in the aggregate be approximately equal to [*] administrative support persons and [*] developers. These employees will provide services related to hosting, maintenance, and localization of ordinary course Updates to the base Teoma product.

5.       OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS INDEMNITY.

         5.1 As between AJI and KK, AJI will own all rights in and to the Licensed Software, the Japanese language web search index, and the Web Indexing Data. However, AJI will provide KK with the Web Indexing Data for the KK's internal use only, solely for purposes of managing, marketing and promoting the KK Search Engine.

         5.2 As between AJI and KK, KK shall own all Usage Data. AJI agrees that all such Usage Data shall constitute KK Content and a KK Asset as defined in the DLA and considered the proprietary and Confidential Information of KK and subject to the restrictions of Section 8 below. Notwithstanding anything to the contrary in the DLA, the KK hereby grants AJI an irrevocable, non-transferable, royalty free, worldwide license to all current and future Usage Data; provided, however, that (1) AJI shall not have the right to share any of such Usage Data with third parties (except that AJI may include Usage Data as part of gross undifferentiated data in which all personally identifiable information has been eliminated that it shares with other search engine customers and other similar third parties but which is not indicated as Usage Data related to the KK's Japanese web site), and (2) AJI shall not collect or use such Usage Data except as necessary to perform its obligations under this Agreement or for any other purpose other than for its own internal purposes.

         5.3      INDEMNITY. Indemnification shall be as set forth in the DLA.

6.       [INTENTIONALLY OMITTED]

7.       PAYMENTS.

         7.1 All amounts due hereunder shall be due and payable within thirty (30) days of the date of the invoice. All amounts are due in U.S. Dollars.

         7.2      HOSTING FEES.

                  7.2.1 HARDWARE AND COLLOCATION FEES. AJI shall provide documentation of its Hardware and Collacation costs and the KK shall pay AJI for costs incurred by AJI for Hosting Hardware and Collocation fees and expenses.

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  7.2.2    HOSTING, OPERATION AND MAINTENANCE FEES. During the
                           first year from the Effective Date, the KK shall pay AJI a fee of $[*] per calendar month for AJI's hosting, operating and maintaining the Japanese language version of the Teoma web search services. Thereafter, the parties shall meet no less frequently than once per calendar quarter and agree in writing on any adjustment to the fee to reflect AJI's actual costs in providing the Hosted Services.

         7.3 TAXES. KK shall pay, and indemnify and hold AJI harmless from and against any and all sales, use, excise, value-added or similar tax, fee or duty (excluding for the avoidance of doubt withholding taxes which shall be deducted if applicable and taxes based on AJI's net income), including any penalties and interest (other than any resulting from AJI's or its affiliates' neglect or default), levied on the delivery of the Updates to KK or KK's use thereof, or any payments made by KK to AJI hereunder.

                  7.3.1 WITHHOLDING TAXES. Withholding taxes, if any, levied on the amounts payable to AJI pursuant to this Agreement and required to be withheld from such payments may be withheld and paid by KK to the appropriate tax authorities, and all amounts payable to AJI shall be subject to deductions of amounts equivalent to such withholding taxes. KK shall provided reasonable assistance to AJI in obtaining documents necessary for Licensor to obtain credits for any taxes which are withheld.

8.       CONFIDENTIALITY.

         8.1 NON-DISCLOSURE AND NON-USE. Each party receiving Confidential Information shall use such information only for the purposes of fulfilling its obligations under this Agreement and shall treat such information as strictly confidential, and shall use the same care to prevent disclosure of such information as such party uses with respect to its own confidential and proprietary information, which shall not be less than the care a reasonable person would use under similar circumstances. In any event, each party receiving Confidential Information shall disclose such Confidential Information only to those authorized employees or consultants of such party whose duties justify their need to know such information, who have been clearly informed of their obligation to maintain the confidential and/or proprietary status of such Confidential Information and are contractually bound to do so.

         8.2 CERTAIN EXCEPTIONS. A party may disclose Confidential Information to the extent required to comply with applicable international, federal, state or local law, regulation, court order, or other legal process.

9.       WARRANTIES.

         9.1      AJI warrants that:

                  9.1.1 it will perform services with reasonable skill and care;

                  9.1.2 all Intellectual Property Rights in the Updates and Documentation shall be owned by AJI legally and beneficially free from all encumbrances, or shall be the subject of valid and subsisting licenses to AJI from third parties ("THIRD PARTY LICENSES"); and

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  9.1.3    so far as AJI is aware, none of the Intellectual
Property Rights licensed to KK under this Agreement will infringe the Intellectual Property Rights of any third party.

         9.2 LIMIT OF TIME. Any claim brought under sections 9.1.1 shall be notified to AJI in writing within [*] days of performance of services allegedly breaching the warranty stated in that section.

         9.3 DISCLAIMER. Save as expressly set out in this Agreement, there are no other representations, warranties, conditions, or other terms concerning the Licensed Software, the Hosting Services, the Updates or the Documentation, and AJI EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES AND OTHER TERMS, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY TERMS AS TO TITLE, QUALITY, MERCHANTABILITY, FITNESS FOR PURPOSE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. AJI DOES NOT WARRANT THAT THE UPDATES (OR THE LICENSED SOFTWARE TOGETHER WITH ANY UPDATE(S)) WILL OPERATE WITHOUT INTERRUPTION OR BE ERROR FREE.

9.4      REMEDY FOR BREACH OF HOSTED SERVICES OBLIGATIONS

         IN THE EVENT THAT AJI FAILS TO PERFORM THE HOSTED SERVICES OBLIGATIONS AS SET FORTH IN SECTION 4, THEN KK OR ITS APPOINTED AGENTS (BEING PERSONS REASONABLY ACCEPTABLE TO AJI) SHALL BE ENTITLED TO NOMINATE UP TO 4 REPRESENTATIVES TO ATTEND, AT THE COST OF AJI, AT THE OFFICES OF ASK JEEVES, INC. IN CALIFORNIA IN ORDER TO SUPERVISE AND CONSULT IN RELATION TO THE RESOLUTION OF ANY TECHNICAL AND OTHER ISSUES WHICH ARE THEN PREVENTING THE PROPER OPERATION OF THE HOSTED SERVICE OR CAUSING NON-COMPLIANCE WITH THE OTHER RELEVANT OBLIGATIONS NOTED ABOVE. SUCH KK REPRESENTATIVES SHALL BE ENTITLED TO CONTINUE SUCH MONITORING AND CONSULTATION ACTIVITY FOR SO LONG AS THEY REASONABLY CONSIDER NECESSARY. THE KK SHALL IN ADDITION BE ENTITLED TO APPOINT SUCH REPRESENTATIVES TO FULFILL THE SAME FUNCTION IF AT ANY FUTURE TIME THE HOSTED SERVICE CEASES TO BE IN OPERATION OR THERE IS NON-COMPLIANCE WITH THE OTHER RELEVANT OBLIGATIONS NOTED ABOVE, AND AJI HAS NOT WITHIN [*] BUSINESS DAYS RESTORED THE HOSTED SERVICE TO FULL OPERATION OR RECTIFIED OTHER RELEVANT NON-COMPLIANCE. ANY RESULTING MODIFICATIONS SHALL BE DEEMED TO FORM PART OF THE LICENSED SOFTWARE AND LICENSED TO KK ACCORDINGLY. AJI SHALL REIMBURSE ALL TIME COSTS (AT REASONABLE DAILY RATES) AND TRAVEL AND SUBSISTENCE EXPENSES (IN ACCORDANCE WITH REASONABLE PRE-AGREED POLICIES) INCURRED BY KK FOR SUCH WORK. SUCH PAYMENTS SHALL CONSTITUTE KK'S SOLE REMEDY FOR THE RELEVANT BREACH AND SHALL COUNT AS PAYMENTS FOR THE PURPOSES OF SECTION 9.5 BELOW; PROVIDED HOWEVER, THIS SECTION SHALL IN NO WAY LIMIT OR RESTRICT KK'S ABILITY TO SEEK REMEDIES FOR BREACHES OTHER THAN THOSE RELATED TO THE HOSTED SERVICES, INCLUDING BY WAY OF EXAMPLE ONLY, THOSE RELATING TO INTELLECTUAL PROPERTY RIGHTS IN SECTION 5 ABOVE, OR A BREACH OF THE REPRESENTATIONS AND WARRANTIES OF SECTION 9.1 ABOVE, OR A BREACH OF ANY RIGHT OR OBLIGATION GRANTED UNDER OR SET FORTH IN THE DLA.

         9.5      LIMITATION OF LIABILITY.

         EXCEPT IN THE EVENT OF A BREACH BY EITHER PARTY OF SECTION 8 ("CONFIDENTIALITY"), KK'S EXCEEDING THE SCOPE OF THE LICENSES GRANTED IN SECTION 2 ("LICENSE GRANTS TO KK") OR KK'S FAILURE TO PAY ROYALTIES DUE UNDER SECTION 7 ("PAYMENTS") FOR WHICH THE LIMITATIONS OF LIABILITY UNDER THIS SECTION 9.5 SHALL NOT APPLY, NEITHER PARTY SHALL BE LIABLE

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     - 8 -
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FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS (HOWEVER
ARISING, AND WHETHER FOR BREACH OF CONTRACT, TORT, OR OTHERWISE, INCLUDING ANY LIABILITY FOR NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EXCEPT IN THE EVENT OF A BREACH BY EITHER PARTY OF SECTION 8 ("CONFIDENTIALITY"), KK'S EXCEEDING THE SCOPE OF THE LICENSES GRANTED IN SECTION 2 ("LICENSE GRANTS TO KK") OR KK'S FAILURE TO PAY FEES DUE UNDER SECTION 7 ("PAYMENTS") OR AS A RESULT OF A CLAIM UNDER SECTION 10 ("INDEMNITY"), OR PURSUANT TO THE INDEMNITY IN SECTION 5.3 ("INDEMNITY") FOR WHICH THE LIMITATIONS OF LIABILITY OF THIS SECTION 9.5 SHALL NOT APPLY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN AN AMOUNT GREATER THAN [*] (THE "GENERAL FINANCIAL CAP"). THIS LIMITATION OF EACH PARTY'S LIABILITY IS CUMULATIVE, WITH ALL PAYMENTS FOR CLAIMS OR DAMAGES IN CONNECTION WITH THIS AGREEMENT BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE THE LIMIT.

10.      INDEMNITY.

         10.1 KK INDEMNITY. Without prejudice to Section 5.3 ("Indemnity"), KK shall indemnify and hold AJI and its licensors harmless from and against any and all liabilities, claims, losses, costs and expenses, including without limitation reasonable attorneys' fees which AJI or AJI's licensors may incur as a direct result of any third party claims in any form arising from, relating to or in connection with any content or services offered on the KK Site or any other service offered by the KK, or from any breach by KK of Section 3.2 above.

11.      TERM AND TERMINATION.

         11.1 TERM. This Agreement will commence on the Effective Date and will remain in effect unless and until terminated by the mutual agreement of the parties or pursuant to Section 11.2 ("TERMINATION").

         11.2     TERMINATION.

                  11.2.1 TERMINATION FOR BREACH. This Agreement may be terminated by either party on [*] days written notice to the other if the other party commits a Material Breach of this Agreement and such breach is not cured within such [*] day period. For purposes of this Section, a "Material Breach" shall include, without limitation: (i) KK's breach of the scope of the Field of Use or Territory restrictions; (ii) an assignment of KK's rights or obligations under the Agreement in contravention of Section 12.9 ("Successors and Assigns"); or (iii) failure to make payments required under Section 6 ("Payments"). Without limiting any other provision of this Agreement, if either party gives the other notice of a Material Breach, the parties shall arrange for the following escalation of dispute resolution procedures within the [*] day cure period for such Material Breaches: First, within [*] days after such notice is given, arrange for their chief executive officers (or another senior executive specifically requested to act for such chief executive officer) to seek to resolve the dispute. Second, if the dispute cannot be resolved by the parties' senior executives within a week after such discussions are initiated, the parties shall engage in non-binding mediation to be conducted by a mediator appointed by JAMS/ENDISPUTE or, where the parties agree otherwise, a mutually-accepted mediator with specific industry expertise.

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  11.2.3   TERMINATION RESULTING FROM TERMINATION OF OTHER
AGREEMENTS. This Agreement shall terminate immediately if the KK established by the Joint Venture Agreement is dissolved or if the DLA is terminated or otherwise expires.

         11.3 EFFECTS OF TERMINATION. Upon termination or expiration, KK shall otherwise return or destroy all AJI Confidential Information and certify that it has done so, provided that KK shall not be required to purge backup and archival copies of AJI information made in the ordinary course of business which may contain KK Confidential Information. AJI will return or destroy all KK Confidential Information and certify that it has done so, provided that AJI shall not be required to purge backup and archival copies of AJI information made in the ordinary course of business which may contain KK Confidential Information.

         11.4 SURVIVAL. Each party's rights and obligations under, and the other provisions of, the following Sections will survive the expiration or termination of this Agreement for any reason: Sections 1 ("Definitions"); 8 ("Confidentiality"); 11.3 ("Effects of Termination"); 11.4 ("Survival") and 12 ("General"), as shall any obligations expressed to survive or which by their nature must be intended to survive such termination.

12.      GENERAL.

         12.1 RELATIONSHIP OF PARTIES. Nothing in this Agreement will be construed as creating any agency, KK, or other form of joint enterprise between the parties. Neither party will have the authority to act or create any binding obligation on behalf of the other party.

         12.2 FORCE MAJEURE. Each party will have no liability to the other party as a result of any delay or failure in the performance of such party's obligations under this Agreement (except payment obligations) if the delay or failure is caused by events or circumstances beyond such party's control including earthquakes, fires, floods, riots, wars, labor disputes, shortages of materials or supplies, changes in laws or government requirements, and transportation difficulties. If either party is prevented from performing any of its obligations hereunder due to any such event or circumstance beyond its control, it will use reasonable efforts under the circumstances to notify the other party and to resume performance as soon as reasonably possible.

         12.3 NOTICES. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing, must be delivered to the other party at the address set forth at the top of this Agreement by personal delivery, telecopier or facsimile transmission, certified mail (postage pre-paid), or a nationally recognized overnight courier, and will be effective upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgement of receipt of an electronic transmission. Each party may change its address for receipt of notices by giving notice of the new address to the other party.

         AJI: fax number: USA [*], attention: President, AJI (with copy to General Counsel, Ask Jeeves, Inc.)

         KK: fax number:   [*], attention: President

                  With a courtesy copy (which shall not constitute notice of service of process) to:

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                  Transcosmos Investments & Business Development Inc. fax number: [*], attention: Legal Notice

         12.4     DISPUTE RESOLUTION.

                  12.4.1 ALTERNATIVE DISPUTE RESOLUTION. The parties will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and in a spirit of mutual cooperation. If those attempts fail, then such dispute will be mediated with the assistance of an independent mediator in accordance with the rules of JAMS/ENDISPUTE. Any dispute which the parties cannot resolve through negotiation or mediation within ninety (90) days of the date of the initial demand for negotiation by one of the parties shall be submitted to binding arbitration, in accordance with Section 12.4.2 ("ARBITRATION") below.

         12.4.2 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof; shall be settled by arbitration in San Francisco, California, U.S.A. in accordance with the rules of JAMS/ENDISPUTE by three (3) arbitrators knowledgeable in the field of software licensing appointed in accordance with such rules. The language of the arbitration shall be English with Japanese translation as requested. California law shall govern any arbitration proceeding arising from this Agreement. The arbitration award shall be final and binding upon the parties, and judgment on such award may be entered in any court having jurisdiction thereof. To the extent permitted by law, the Parties shall keep proceedings and award confidential.

         12.5 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties agree that the United Nations Convention on the Sale of International Goods will not apply to this Agreement.

         12.6 INJUNCTIVE RELIEF. It is understood and agreed by both parties that a breach of the provisions of this Agreement by the other may cause irreparable damage for which recovery of monetary damages would be inadequate, and that either party may seek interim injunctive or other equitable relief to protect their Confidential Information, Intellectual Property Rights and other rights under the Agreement, in addition to any and all remedies available at law.

         12.7 WAIVER. The failure of either party to require performance by the other party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

         12.8 SEVERABILITY. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

12.9 ASSIGNMENT. Neither party may assign this Agreement nor any rights or obligations under this Agreement (by operation of law or otherwise) in whole or in part without the prior written consent of the other, which may be withheld in its sole discretion. Any attempted assignment without the

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

prior written consent of the other will be null and void ab initio and will be a material breach of this Agreement. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties and the parties shall cause their successors and permitted assigns, including without limitation those resulting from merger, acquisition, consolidation or other like events, to perform their respective obligations under this Agreement. In the event that either party should engage in negotiations with a potential successor, assignee, or merger partner, that party shall promptly and completely disclose the terms of this Agreement to the third party, and the disclosing party shall take all necessary steps to ensure the assumption of and compliance with all terms of this Agreement by that party's successor or assign. Upon the request of the other party to this Agreement, a party so engaged in potential succession or merger negotiations shall provide the requesting party with written assurances of the negotiating party's compliance with this Section.

         12.10 EXPORT CONTROL. KK and AJI and KK shall comply with all U.S., Japan and other governmental laws and regulations concerning the export or re-export of the Licensed Software, Updates, KK Improvements and Documentation.

         12.11 ENTIRE AGREEMENT AND AMENDMENT. This Agreement together with the Exhibits attached hereto, the KK Agreement and the Services Agreement completely and exclusively states the agreement of the parties regarding its subject matter, and supersedes all prior or contemporaneous understandings, agreements, or other communications between the parties, oral or written, regarding such subject matter except fraudulent misrepresentations. This Agreement may be amended only in a document signed by authorized representatives of both parties.

         12.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected herein as signatories.

         IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Agreement as of the date first above written.

AJI                                               KK

By: /s/ Brett Robertson                           By: /s/ Shiokawa Hirotaka
    --------------------------                        -------------------------

Name: Brett Robertson                             Name: Shiokawa Hirotaka

Title: General Counsel                            Title: President and CEO

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                       EXHIBIT A

                         SERVICE LEVEL SUPPORT AGREEMENT

         Telephone assistance and consultation for the purpose of resolving implementation and performance issues with respect to the Licensed Software

         Training in the use of AJI proprietary tools, processes and features

         Access to information on upcoming features

                 SERVICE LEVEL AND RESULTS EFFICACY REQUIREMENTS

The Service Level Requirements below are intended solely for the purpose of establishing performance targets for the Teoma Search Service ("Service or Services") used on the Ask Jeeves Japan website. Ask Jeeves will use commercially reasonable efforts to meet these targets, however, Ask Jeeves makes no guarantee that the Service will meet or exceed these performance targets. These targets do not include the unavailability of Ask Jeeves Japan equipment or servers, network connectivity problems of 3rd parties or other force majeure events. In addition, the performance targets set forth herein are applicable to the Service as of the date of this Agreement and the targets may be modified by Ask Jeeves in response to the addition of new features or functionality to the Service.

                            UP-TIME AND AVAILABILITY

Up-time is intended to measure the percentage of time the Services are available to serve search queries from either our primary or failover indexes.

Up-time for the Services will be measured by ASK JEEVES, using Keynote, or equivalent independent external ITP. The Up-time target for the Services shall be equal to or greater than [*] percent measured over a monthly period, and for Whatzup reporting, Up-time target for the Services shall be equal to or greater than [*] percent (and continuously unavailable time shall not exceed 24-hours) measured over a monthly period.

The Service, as well as Ask Jeeves Japan servers' connectivity to the Internet, will be monitored by Keynote or equivalent using at least one mutually agreed upon monitoring point. Ask Jeeves Japan' and ASK JEEVES' connectivity maybe monitored simultaneously by Keynote or equivalent to determine the source of any violations of this up-time requirement. Ask Jeeves Japan can review all the Keynote reporting of the measured Uptime of the Service. The parties will work together to solve any deficiencies in accordance with the Problem Management and Escalation Procedures set forth below.

ASK JEEVES does not routinely schedule maintenance other than on an as needed basis to avoid unnecessary downtime, however ASK JEEVES will provide at least two business days advance notice of

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any scheduled maintenance and advise whether or not such scheduled maintenance may impact live service.

                         QUERY RESPONSE TIME REQUIREMENT

The query response time is intended to measure the amount of time the ASK JEEVES search service takes to respond to a request for well-formed search queries presented to ASK JEEVES' servers from the Ask Jeeves Japan servers.

For the Ask Jeeves Japan Site the query response latency is defined as the time between the Ask Jeeves Japan Site's servers sending a search query request to the Service and the Ask Jeeves Japan Site's servers receiving a complete search results set in response from the Service, as measured at the network border of the Ask Jeeves Japan Site's front end machines. This latency will not include internal Ask Jeeves Japan Sites network latency or failures, or latency introduced by extraordinary Internet congestion. Extraordinary Internet congestion will be in effect if the hourly mean Keynote Business 40 Benchmark Page latency is over [*] for the Keynote Business 40 Benchmark Page latency.

The Query response time should be defined three different categories.
[*]

request and not to exceed a monthly basis, ASK JEEVES will provide Ask Jeeves Japan with Keynote reports that will show the query response times for the preceding month.

                                     CACHING

The KK shall not install any solution which attempts to cache our search results without our approval.

                                 SERVER CAPACITY

For the Ask Jeeves Japan Site, ASK JEEVES shall maintain sufficient infrastructure capacity to successfully service no fewer than [*] queries a day and [*] queries per second (QPS) (regardless of current traffic), and provide service for traffic growth of [*] per month over the preceding monthly traffic average.

AJJ shall be responsible for the cost of any expansion associated with an increase in traffic, index size, new or improved features.

In the event Ask Jeeves Japan believes that the growth in query traffic will exceed [*], Ask Jeeves Japan agrees to provide a traffic forecast in writing 30 days prior to requiring the desired capacity and such increased capacity requirement shall be subject to ASK JEEVES approval.

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 URL SUPPRESSION

ASK JEEVES will provide a method for suppression of "blacklisted" URL's that Ask Jeeves Japan wishes to suppress from its results set. ASK JEEVES will create a URL Suppression UI for Ask Jeeves Japan to use, and upon submission of a URL, the submitter will receive an email update. Non-emergency URL suppression will occur within [*] of notice. Ask Jeeves Japan will not be charged for any such blacklisted URL's delivered after the [*] notice period. Emergency URL suppression will occur within [*] days, provided AJJ has provided the necessary queries. Emergency URL suppression requests shall not exceed [*] URLs per day, [*] URLs per month, [*] queries per day or [*] queries per month.

                  PROBLEM MANAGEMENT AND ESCALATION PROCEDURES

Each party shall provide 24x7 support for problem management. Each party agrees to respond to requests for emergency support within [*] from when such emergency support request is submitted to the other party's emergency support mechanism. This mechanism is subject to change.

ASK JEEVES and Ask Jeeves Japan will establish the following mechanism to provide 24x7 support for Service: Appendix A

                       XML STANDARDS COMPLIANCE TOLERANCE

[*]

                       HTML STANDARDS COMPLIANCE TOLERANCE

[*]

                                   DATA FORMAT

ASK JEEVES should not make any changes to the format in which data is sent to Ask Jeeves Japan without 30-days advance written notice.

                                DATA MAINTENANCE

Crawling to Indexing operation will be executed by ASK JEEVES aligned by Ask Jeeves Japan's schedule. Schedule will be defined for each index set release between ASK JEEVES and Ask Jeeves Japan. The standardized days for each process will be defined as follows.

[*]

                                       API

ASK JEEVES will provide Ask Jeeves Japan with 30 days written advance notice of any API changes. ASK JEEVES shall provide Ask Jeeves Japan with a means for separating calls by properties/products (e.g. "&product=Ask Jeeves Japan_Search" will be added to HTTP URL). Ask Jeeves shall reference and split out each product on invoices submitted to Ask Jeeves Japan.

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     DNS TTL

Ask Jeeves Japan shall adhere to the DNS TTL specified by Ask Jeeves. Ask Jeeves DNS TTL is currently set at [*], but may be modified by Ask Jeeves from time to time.

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                       EXHIBIT B
                                             MASTER CORPORATE SERVICES AGREEMENT

                       MASTER CORPORATE SERVICES AGREEMENT

This Master Corporate Services Agreement ("AGREEMENT") is entered into and made effective contemporaneously with the Hosting Services Agreement (the "HOSTING SERVICES AGREEMENT"), by and between Ask Jeeves, K.K. ("COMPANY") and Ask Jeeves International, Inc. ("AJI"). For purposes of this Agreement, the "Effective Date" shall be that Effective Date defined in the Hosting Services Agreement.

From time-to-time, Company may desire the services of AJI and AJI may desire and agree to perform such services for Company. The parties will each indicate their agreement with regard to AJI's provision of such services by signing an addendum (hereinafter referred to as a "STATEMENT OF WORK") to this Agreement in the format set forth in Exhibit B-1. A Statement of Work may contain additional terms and conditions, or reference exhibits or attachments, applicable to that Statement of Work. In the event of a conflict between this Agreement and a Statement of Work, this Agreement will prevail.

In consideration of the mutual promises and undertakings set forth herein, the parties agree as follows:

1.0      SCOPE OF SERVICES.

1.1 Company will incur no liability to purchase any services hereunder unless and until this Agreement is implemented by a specific purchase order and/or a Statement of Work. This Agreement will prevail and take precedence over all terms and conditions that are preprinted, typed, stamped or handwritten on any quotation form, invoice, acknowledgment form, or purchase order utilized by either party in the transactions covered by this Agreement.

1.2 AJI will perform and furnish Company with the services as described in a Statement of Work, and Company hereby retains AJI to perform such services for the period of time stated on such Statement of Work. Either party may request a change to a Statement of Work, and such change will be deemed made only if set forth in a writing that references the Statement of Work and that has been signed by authorized representatives of each party. When requested by Company, AJI's services may include AJI collaborating with or assisting other third parties retained by Company or for whom Company is performing services, including Company customers.

1.3 AJI will assign a Project Manager, as identified in a Statement of Work, who will regularly meet with Company personnel on matters pertaining to a Statement of Work, and who will procure, manage and direct AJI's resources as requested by the Company Project Coordinator and as defined in a Statement of Work.

1.4 Each party is acting as an independent contractor. This Agreement is nonexclusive and does not create an agency relationship, partnership, or joint venture. Neither party will have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

2.0      AJI'S WARRANTIES.

2.1      AJI warrants and represents to Company that:

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) in carrying out the services described in this Agreement and all Statements of Work issued hereunder, all services performed by AJI under this Agreement will be performed in a manner consistent with industry standards and any applicable Statement of Work.

(b) AJI will provide Work Product (also sometimes referred to as "DELIVERABLES") that conforms to the specifications contained in the relevant Statement of Work and as otherwise mutually agreed upon between Company and AJI in writing;

(c) AJI will provide the services in a timely fashion per the schedule set forth in the applicable Statement of Work;

(d) other than for material supplied by Company, that: (a) the Work Product will be the original work of AJI; (b) AJI possesses all necessary right, title and interest in the Work Product necessary for AJI to grant to Company the rights and licenses stated in this Agreement; (c) to AJI's knowledge, the Work Product does not infringe on any third party's patent, copyright, trademark, trade secret or other intellectual property right;

(e) AJI will comply with all applicable laws, statutes, ordinances, administrative or executive orders, rules and regulations as they relate to this Agreement and the services and Work Product provided by AJI.

2.2 The parties indemnify each other consistent with the provisions in the Hosting Services Agreement between Company and AJI. Further, the limits of liability and exclusion of damages provisions of the License Agreement shall be applicable to this Agreement.

3.0      WORK PRODUCT RIGHTS.

The term "Work Product," as used in this Agreement, refers to all items, including works of authorship, programs, documentation, products, or other materials or items, prepared for or delivered to Company by AJI, its employees, agents or subcontractors during the term, or otherwise produced as a result, of this Agreement or any Statement of Work issued hereunder. All ownership of the Work Product shall be as described in the Hosting Services Agreement and or the DLA, as applicable.

4.0      ACCEPTANCE; APPROVALS.

         4.1 Work Product will be subject to review and acceptance by Company based on the requirements of this Agreement and the applicable Statement of Work, and final payment will not be due before such acceptance, which will not be unreasonably withheld. Upon completion and delivery of a Deliverable to the KK, the KK shall inspect such Deliverable to determine whether it conforms to the Statement of Work. Within [*] calendar days after delivery of each Deliverable, the receiving party will provide the other party with a written notice of acceptance of such Deliverable or a statement of Errors (the "STATEMENT OF ERRORS") to be corrected prior to the Deliverable being accepted. Failure to deliver such written notice shall constitute acceptance of such Deliverable. "Errors" means (i) defects in the Deliverable that cause it not to operate in material conformance with the Statement of Work; or (ii) defects in any documentation that render it in a material manner not in conformance with the Statement of Work. AJI will promptly correct the Errors in any Deliverable it delivers that are set forth in the Statement of Errors and redeliver the

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                  Deliverable to the KK. The KK will reexamine the Deliverable within the same time frames as specified above for initial delivery and will provide the other with written acceptance or another Statement of Errors. The procedure set forth in this
                  Section 4.1 will be repeated until the receiving party accepts the Deliverable or terminates the applicable Statement of Work pursuant to this Section 4.1. Should the KK determine, prior to acceptance, that any Deliverable it receives fails to meet the Specifications after the third redelivery of that Deliverable, the KK may terminate the applicable Statement of Work without incurring any additional liability.

5.0      PAYMENT.

5.1 If applicable to the specific project, Company will pay AJI for all services and Work Product provided under this Agreement according to the payment terms specified in the applicable Statement of Work.

5.2 Subject to completion of the agreed upon acceptance procedure in the applicable Statement of Work, Company will make such payment to AJI within thirty (30) days of receipt of an invoice. All invoices will be addressed to the Company Project Coordinator specified in the applicable Statement of Work.

5.3 Responsibility for taxes shall be as provided in the Hosting Services Agreement. Further, unless a Statement of Work specifies otherwise, AJI is solely responsible for payment to all third parties with whom it subcontracts in providing the services and Work Product required under this Agreement.

6.0      TERM OF AGREEMENT.

6.1 The term of this Agreement shall be coterminous with the term of the Hosting Services Agreement and any termination of the Hosting Services Agreement shall be effective as a termination of this Agreement without further notice or action required by either party; provided, however, that this Agreement will remain in effect with regard to any Statement of Work(s) already in effect, unless such Statement of Work(s) is terminated as provided for herein or until performance is completed thereunder.

6.2 Company may terminate any Statement of Work, or any portion thereof, without cause by providing AJI with [*] days prior written notice. Upon receipt of such notice, AJI will immediately stop all activities associated with the terminated Statement of Work. Company's obligation pursuant to that Statement of Work, and AJI's exclusive remedy, will be limited to payment to AJI, at the payment schedule specified in the Statement of Work, for the work completed and not yet paid for by Company at the time of such termination. Company will make such payment, if any, after Company receives the services and any related Work Product specified in the notice. Company may terminate any Statement of Work, or any portions thereof, with cause by providing AJI with [*] days prior written notice, and AJI will have this [*] day period to cure, unless otherwise agreed.

6.3 Payments which may have been made by Company to AJI in advance, which are in excess of amounts due AJI in accordance with Section 5, will be refunded by AJI to Company within thirty

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         (30) days following the effective date of termination to the Company Project Coordinator specified in the effected Statement of Work.

6.4 Any property, including hardware or software, that was provided by Company to AJI without obligation of payment by AJI will be immediately returned to the Company, in the same condition that such property was received, less normal wear and tear, by no later than the effective date of such termination.

6.5 Sections 2.0, 3.0, 5.0, 6.0, 8.0, and 9.7 of this Agreement will survive the termination or expiration of this Agreement or any Statement of Work.

7.0      FACILITIES.

If any of the services are to be performed at Company's facilities, AJI's employees, agents and subcontractors will follow all of Company's reasonable policies and procedures concerning security, as well as all work rules and regulations, including signing a confidentiality agreement in a form acceptable to Company and reasonably acceptable to AJI.

8.0      CONFIDENTIALITY.

The parties agrees to keep the existence of this Agreement, including the nature of the services and the Work Product provided under all Statements of Work issued hereunder, as well as all information disclosed by one party to the other and its employees pursuant to this Agreement, confidential. All other information exchanged under this Agreement is non-confidential. If either party elects to disclose any other confidential information to the other party, such disclosure will be made under the terms and conditions contained in the Hosting Services Agreement.

9.0      GENERAL PROVISIONS.

9.1 ALL AMENDMENTS IN WRITING. No waiver, amendment or modification of any provisions of this Agreement will be effective unless it is in writing, prepared as an amendment referencing this Agreement, and signed by duly authorized representatives of both parties. Furthermore, no provisions in either party's purchase orders, invoices or other business forms employed by either party will supersede the terms and conditions of this Agreement.

9.2 DELAY IS NOT WAIVER. No failure or delay by either party in exercising any right, power or remedy under this Agreement, except as specifically provided in this Agreement, will operate as a waiver of any such right, power or remedy.

9.3 ASSIGNMENT. Subject to Section 4.6 of the Hosting Services Agreements, AJI may assign, delegate or subcontract its obligations under this Agreement or any Statement of Work. This Agreement is binding on the successors in interest and permitted assigns, and each party shall cause their successors in interest and permitted assigns, including without limitation, those resulting from merger, acquisition, consolidation or other like events, to perform their respective obligations under this Agreement.

9.4 FORCE MAJEURE. Neither party shall be liable for any damages or penalty for any delay in performance of, or failure to perform any obligation hereunder or for failure to give the other party

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         prior notice thereof when such delay or failure is due to the elements, acts of God, civil or military authority, war, acts of terrorism riots, strikes, fire or other causes beyond that party's reasonable control and without its fault or negligence. The party whose performance is prevented by an act of force majeure shall (a) use reasonable business efforts to promptly notify the other of conditions which will result in a delay in or failure of performances, (b) use reasonable business efforts to avoid or remove the conditions, and (c) resume performance as soon as is reasonably practicable after the condition of force majeure is no longer operative.

9.5 SEVERABILITY. If any provisions of this Agreement are held to be invalid or unenforceable, they are to that extent to be deemed omitted and the remaining provisions of this Agreement will remain in full force and effect.

9.6 DISPUTES. Disputes shall be resolved in accordance with the dispute resolution procedures in the Hosting Services Agreement.

9.7 HEADINGS. The titles and headings of the various sections in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon any of the provisions of this Agreement.

9.8 GOVERNING LAW. This Agreement will be governed by the laws of the State of California, without reference to conflicts of law principles. Any dispute arising out of or in relation to this Agreement or the interpretation, making, performance, breach or termination thereof, would be finally settled by binding arbitration in San Francisco County, California under the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with said Rules. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties would share equally the costs of the arbitration, including administrative and arbitrators' fees. Each party would bear the cost of its own attorneys' fees and expert witness fees. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

9.9 ENTIRE AGREEMENT. This Agreement, which includes all Statements of Work issued hereunder, constitutes the entire agreement between AJI and Company concerning the subject matter hereof and thereof, and, except as specifically set forth herein, supersedes all previous communications, representations, understandings and agreements, whether verbal or written, between the parties to this Agreement.

In witness of this, the parties to this Agreement, by their respective duly authorized officers or representatives, have each executed this Agreement effective as of the date first written above.

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREED TO AND ACCEPTED BY:

AJI Inc.                                    Company

By:______________________________   By:______________________________

_________________________________   _________________________________
Print Name                          Print Name

_________________________________   _________________________________
Title                               Title

_________________________________   _________________________________
Date                                Date

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                     EXHIBIT B-1

                                STATEMENT OF WORK

This Statement of Work dated ____________, by and between Ask Jeeves, K.K. ("COMPANY") and Ask Jeeves International, Inc. ("AJI"), is governed exclusively by the terms and conditions of the Master Corporate Services Agreement ("AGREEMENT") between the parties. Company and AJI agree as follows:

1.0 PROJECT SCOPE.
AJI will provide the following services:

In addition, AJI will provide Company with monthly written project statements to keep Company informed about AJI's progress, as well as invoice Company for any payment that may be due in accordance with a Statement of Work.

AJI will provide its services at Company facility located at _________________.

2.0 TERM.

AJI's services will begin on _________, 200___ ("Start Date") and will use reasonable business efforts to complete all services and Work Product on or about ________, 200___ ("END DATE").

3.0 PERSONNEL.
Company and AJI will appoint representatives to the following positions:

3.1 Company Project Coordinator.
Company designates _________________ as Company Project Coordinator.

3.2 AJI Project Manager.
AJI designates __________________ as Project Manager.

4.0 DELIVERABLES.
AJI will provide the following specified Work Product:

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.0      ACCEPTANCE CRITERIA.

5.1 Prior to AJI delivering services under this Statement of Work, Company and AJI must approve written acceptance criteria and testing procedures ("ACCEPTANCE CRITERIA") which will govern both parties. If payment is to be made as agreed-upon milestones are reached, the Acceptance Criteria will include criteria and procedures applicable to each milestone. If services are being provided on a time and material basis, no Acceptance Criteria shall apply, and the services shall be deemed accepted when performed.

5.2 Deliverables will be considered accepted when each of the objectives in the Acceptance Criteria has been met and Company has completed an acceptance form, attached as Exhibit B-2, for either interim Milestones or project completion, as appropriate.

5.3 Except as otherwise provided in the Acceptance Criteria, an evaluation period of up to five (5) business days may be utilized for review and final acceptance of the Deliverables. Deliverables will be considered accepted if Company do not reject them prior to the expiration of this period or upon First Live Production Use, whichever occurs first.

6.0      PAYMENT.

Company shall pay to AJI______, as compensation for the services and all Work Product provided hereunder:

7.0      PAYMENT SCHEDULE.

The fees specified in Section 6.0 (Payment) of this Statement of Work will be payable in accordance with the following schedule:

IN WITNESS WHEREOF, the parties have executed this Statement of Work as of the day and year first above written.

AJI Inc.                       Company

By:______________________________   By:______________________________

_________________________________   _________________________________
Print Name                          Print Name

_________________________________   _________________________________
Title                               Title

_________________________________   _________________________________
Date                                Date

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                     EXHIBIT B-2

                                 ACCEPTANCE FORM
                               INTERIM MILESTONES

PROJECT NAME:_________________________________________________

DATES OF SERVICE:_____________________________________________

SERVICE PROVIDED:_____________________________________________

AJI PROJECT MANAGER:__________________________________________

                                                                                     COMPLETION    AMOUNT
                MILESTONE                           ACCEPTANCE CRITERIA                 DATE        DUE
                ---------                           -------------------                 ----        ---
insert the milestone from the schedule     insert the acceptance criteria for      insert actual   insert $
in the Statement of Work                   the milestone from the Statement of     completion      due from
                                           Work                                    date            schedule
                                                                                                   in SOW

OR - state the deliverable                 state acceptance criteria for           same as above   same as
                                           deliverable                                             above

AJI HAS MET THE MILESTONES IDENTIFIED ABOVE AND SATISFACTORILY PROVIDED ALL RELATED DELIVERABLES.

COMPANY:

ACCEPTED BY:______________________________________________________

PRINTED:__________________________________________________________

TITLE:____________________________________________________________

Date:_________________

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                       EXHIBIT C

INITIAL HARDWARE FOR US AND JAPAN COLLOCATION FACILITIES:

[*]

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.